Plexus Announces Fiscal First Quarter Financial Results
NEENAH, WI – January 28, 2026 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal first quarter ended January 3, 2026, and guidance for our fiscal second quarter ending April 4, 2026.
•Reports fiscal first quarter 2026 revenue of $1.070 billion, GAAP operating margin of 5.1% and GAAP diluted EPS of $1.51.
•Reports fiscal first quarter 2026 non-GAAP operating margin of 5.8% and non-GAAP diluted EPS of $1.78, excluding $0.27 of stock-based compensation expense.
•Initiates fiscal second quarter 2026 revenue guidance of $1.110 billion to $1.150 billion with GAAP diluted EPS of $1.53 to $1.68, including $0.27 of stock-based compensation expense. Fiscal second quarter non-GAAP EPS guidance of $1.80 to $1.95 excludes stock-based compensation expense.

	Three Months Ended
	Jan 3, 2026	Jan 3, 2026	Apr 4, 2026
	Q1F26 Results	Q1F26 Guidance	Q2F26 Guidance
Summary GAAP Items
Revenue (in billions)	$1.070	$1.050 to $1.090	$1.110 to $1.150
Operating margin	5.1%	4.9% to 5.3%	4.9% to 5.3%
Diluted EPS	$1.51	$1.40 to $1.55	$1.53 to $1.68

Summary Non-GAAP Items (1)
Adjusted operating margin (2)	5.8%	5.6% to 6.0%	5.6% to 6.0%
Adjusted EPS (3)	$1.78	$1.66 to $1.81	$1.80 to $1.95
Return on invested capital (ROIC)	13.2%
Economic return	4.2%

(1)	Refer to Non-GAAP Supplemental Information tables for additional information regarding non-GAAP financial measures.
(2)	Excludes stock-based compensation expense of approximately 70 bps for Q1F26 results, Q1F26 guidance and Q2F26 guidance.
(3)	Excludes stock-based compensation expense, net of tax, of $0.27 for Q1F26 results and Q2F26 guidance as well as $0.26 for Q1F26 guidance.
Fiscal First Quarter 2026 Information
•Won 22 manufacturing programs during the quarter representing $283 million in annualized revenue when fully ramped into production.
•Purchased $22.4 million of our shares at an average price of $146.36 per share under our 2026 Share Repurchase Program, leaving $62.6 million available under our existing $100.0 million authorization.

Todd Kelsey, President and Chief Executive Officer, commented, “We have achieved significant momentum from our consistent focus on delivering customer success and our ongoing investments in talent, technology, facilities and advanced capabilities. Fiscal first quarter revenue of $1.070 billion met our guidance midpoint, increasing 1% sequentially and 10% year over year on robust growth from our Healthcare/Life Sciences and Aerospace/Defense market sectors, while non-GAAP EPS of $1.78 met the high end of our guidance.”

Mr. Kelsey added, “Our team delivered 22 manufacturing wins for the fiscal first quarter, representing $283 million in annualized revenue. Included in these wins was a record quarterly performance from our Aerospace/Defense market sector of $220 million in annualized revenue. Through this performance, our Aerospace/Defense go-to-market team strengthened our partnership with existing customers, significantly expanded our leadership in commercial space and added new and exciting partners deploying disruptive technologies.”

Patrick Jermain, Executive Vice President and Chief Financial Officer, commented, "For the fiscal first quarter, we delivered return on invested capital of 13.2%, which was 420 basis points above our weighted average cost of capital. Our fiscal first quarter cash cycle of 69 days met our guidance and reflected working capital investments to support significant program ramps and increased customer demand. While these investments resulted in a cash usage for the fiscal first quarter, we reconfirm our fiscal 2026 expectation for free cash flow of approximately $100 million."

Mr. Kelsey continued, “We are forecasting accelerating sequential revenue growth for our fiscal second quarter from continued new program ramps, market share gains and improved end-market demand. We are guiding revenue of $1.110 to $1.150 billion, representing 6% sequential and 15% year-over-year growth at the midpoint, non-GAAP operating margin of 5.6% to 6.0% and non-GAAP EPS of $1.80 to $1.95."

Mr. Kelsey concluded, “With a strong start to the fiscal year, we now see the potential to meet or exceed the high-end of our 9% to 12% revenue growth goal. We believe this positive momentum is the result of our consistent strategy, which is enabling share gains and leadership in growth markets, and from our ongoing investments to further our industry-leading solutions and drive greater long-term operational efficiency.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Jan 3, 2026	Sep 27, 2025	Dec 28, 2024
Revenue	$1,069,852	$1,058,366	$976,122
Gross profit	106,138	104,783	100,692
Operating income	54,464	53,112	46,860
Net income	41,182	51,429	37,267
Diluted EPS	$1.51	$1.87	$1.34

Gross margin	9.9%	9.9%	10.3%
Operating margin	5.1%	5.0%	4.8%

ROIC (1)	13.2%	14.6%	13.8%
Economic return (1)	4.2%	5.7%	4.9%

(1) Refer to Non-GAAP Supplemental Information tables for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 52% of revenue during the first quarter of fiscal 2026. This is up 3 percentage points from the fourth quarter of fiscal 2025 and up 1 percentage point from the first quarter of fiscal 2025.

Business Segments ($ in millions)	Three Months Ended
	Jan 3, 2026	Sep 27, 2025	Dec 28, 2024
Americas	$345	$336	$274
Asia-Pacific	612	605	607
Europe, Middle East and Africa	118	119	101
Elimination of inter-segment sales	(5)	(2)	(6)
Total Revenue	$1,070	$1,058	$976

Market Sectors ($ in millions)	Three Months Ended
	Jan 3, 2026		Sep 27, 2025		Dec 28, 2024
Aerospace/Defense	$178	17%	$173	16%	$160	16%
Healthcare/Life Sciences	466	43%	424	40%	374	38%
Industrial	426	40%	461	44%	442	46%
Total Revenue	$1,070		$1,058		$976

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the first quarter of fiscal 2026 was 13.2%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the first fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2026 is 9.0%. ROIC for the first quarter of fiscal 2026 less Plexus’ weighted average cost of capital resulted in an economic return of 4.2%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended January 3, 2026, cash flows used in operations was $15.4 million and capital expenditures were $35.2 million, which resulted in negative free cash flow of $50.6 million.

Cash Cycle Days	Three Months Ended
	Jan 3, 2026	Sep 27, 2025	Dec 28, 2024
Days in Accounts Receivable	58	57	56
Days in Contract Assets	13	13	12
Days in Inventory	124	118	134
Days in Accounts Payable	(71)	(70)	(69)
Days in Advanced Payments	(55)	(55)	(65)
Annualized Cash Cycle (1)	69	63	68

(1)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2026 Q1 Earnings Conference Call and Webcast
When:	Thursday, January 29, 2026 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Webcast link:
https://events.q4inc.com/attendee/441967466

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
At Plexus, we help create the products that build a better world. Driven by a passion for excellence, we partner with our customers to design, manufacture and service highly complex products in demanding regulatory environments. From life-saving medical devices and mission-critical aerospace and defense products to industrial automation systems and semiconductor capital equipment, our innovative solutions across the lifecycle of a product converge where advanced technology and human impact intersect. We provide these solutions to market-leading as well as disruptive global companies in the Aerospace/Defense, Healthcare/Life Sciences, and Industrial sectors, supported by a global team of over 20,000 members across our 27 facilities. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of shortages, delays and price fluctuations in obtaining components as a result of economic cycles, capacity constraints, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate engagement terms, and the lack of a track record of order volume and timing; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customers and deliver product on a timely basis; the risks of concentration of work for certain customers; the effects of start-up costs of new programs and facilities or the costs associated with winding down programs or the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of the economy regionally or globally; the effect of changes in the pricing and margins of our services; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and regulatory matters in the United States and in the other countries in which we do business; the potential effect of other events outside our control, such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, tensions in or amongst countries in which we operate or transact business, changes in energy prices, terrorism, global health epidemics and weather events; the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2025 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 3,	Dec 28,
	2026	2024
Net sales	$1,069,852	$976,122
Cost of sales	963,714	875,430
Gross profit	106,138	100,692
Operating expenses:
Selling and administrative expenses	51,674	49,149
Restructuring and other charges, net	—	4,683
Operating income	54,464	46,860
Other income (expense):
Interest expense	(2,888)	(3,554)
Interest income	984	1,234
Miscellaneous, net	(1,528)	(1,046)
Income before income taxes	51,032	43,494
Income tax expense	9,850	6,227
Net income	$41,182	$37,267
Earnings per share:
Basic	$1.54	$1.38
Diluted	$1.51	$1.34
Weighted average shares outstanding:
Basic	26,766	27,087
Diluted	27,349	27,763

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Jan 3,	Sep 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$248,825	$306,464
Restricted cash	598	294
Accounts receivable	679,660	656,573
Contract assets	152,682	150,654
Inventories	1,305,339	1,229,839
Prepaid expenses and other	69,534	54,969
Total current assets	2,456,638	2,398,793
Property, plant and equipment, net	538,648	546,052
Operating lease right-of-use assets	70,346	72,863
Deferred income taxes	91,339	91,349
Other assets	28,996	28,053
Total non-current assets	729,329	738,317
Total assets	$3,185,967	$3,137,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$66,837	$45,793
Accounts payable	745,641	726,597
Advanced payments from customers	580,370	575,850
Accrued salaries and wages	82,303	109,076
Other accrued liabilities	68,481	61,367
Total current liabilities	1,543,632	1,518,683
Long-term debt and finance lease obligations, net of current portion	91,139	91,987
Long-term operating lease liabilities	27,327	29,422
Deferred income taxes	5,156	6,000
Other liabilities	37,650	36,430
Total non-current liabilities	161,272	163,839
Total liabilities	1,704,904	1,682,522
Shareholders’ equity:
Common stock	547	547
Additional paid-in-capital	699,374	695,653
Common stock held in treasury	(1,277,842)	(1,255,451)
Retained earnings	2,037,210	1,996,028
Accumulated other comprehensive income	21,774	17,811
Total shareholders’ equity	1,481,063	1,454,588
Total liabilities and shareholders’ equity	$3,185,967	$3,137,110

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Jan 3,	Sep 27,	Dec 28,
	2026	2025	2024
Operating income, as reported	$54,464	$53,112	$46,860
Operating margin, as reported	5.1%	5.0%	4.8%

Non-GAAP adjustments:
Restructuring costs (1)	—	—	4,683
Stock-based compensation	7,765	7,803	6,990
Non-GAAP operating income	$62,229	$60,915	$58,533
Non-GAAP operating margin	5.8%	5.8%	6.0%

Net income, as reported	$41,182	$51,429	$37,267

Non-GAAP adjustments:
Restructuring costs, net of tax (1)	—	—	4,191
Stock-based compensation, net of tax	7,377	7,414	6,640
Adjusted net income	$48,559	$58,843	$48,098

Diluted earnings per share, as reported	$1.51	$1.87	$1.34

Non-GAAP per share adjustments:
Restructuring costs, net of tax (1)	—	—	0.15
Stock-based compensation, net of tax	0.27	0.27	0.24
Adjusted diluted earnings per share	$1.78	$2.14	$1.73

(1)	During the three months ended December 28, 2024, restructuring costs of $4.7 million, or $4.2 million net of taxes, were incurred primarily for employee severance costs associated with a reduction in the Company's workforce in the EMEA and AMER regions.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Jan 3,		Sep 27,		Dec 28,
	2026		2025		2024
Operating income, as reported		$54,464		$202,371		$46,860
Restructuring and other charges, net	+	—	+	4,683	+	4,683
Adjusted operating income		$54,464		$207,054		$51,543
	x	4			x	4

Adjusted annualized operating income		$217,856		$207,054		$206,172
Adjusted effective tax rate	x	17%	x	8%	x	15%
Tax impact		37,036		16,564		30,926
Adjusted operating income (tax-effected)		$180,820		$190,490		$175,246

Average invested capital	÷	$1,374,532	÷	$1,303,575	÷	$1,268,309
ROIC		13.2%		14.6%		13.8%
Weighted average cost of capital	-	9.0%	-	8.9%	-	8.9%
Economic return		4.2%		5.7%		4.9%

Average Invested Capital Calculations	Jan 3,	Sep 27,	Jun 28,	Mar 29,	Dec 28,	Sep 28,
	2026	2025	2025	2025	2024	2024
Equity	$1,481,063	$1,454,588	$1,419,085	$1,351,675	$1,319,069	$1,324,825
Plus:
Debt and finance lease obligations - current	66,837	45,793	50,678	121,014	121,977	157,325
Operating lease obligations - current (1)	7,943	8,253	8,470	9,968	14,875	14,697
Debt and finance lease obligations - long-term	91,139	91,987	92,215	88,761	88,728	89,993
Operating lease obligations - long-term	27,327	29,422	31,192	32,720	35,124	32,275
Less: Cash and cash equivalents	(248,825)	(306,464)	(237,567)	(310,531)	(317,161)	(345,109)
	$1,425,484	$1,323,579	$1,364,073	$1,293,607	$1,262,612	$1,274,006

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.